EXHIBIT 21



               JOHNSON WORLDWIDE ASSOCIATES, INC. AND SUBSIDIARIES

   The following lists the principal direct and indirect subsidiaries of Johnson Worldwide Associates, Inc. as of September 30, 1994. Inactive subsidiaries are not presented.

                                             Jurisdiction in
   Name of Subsidiary (1)(2)                 which Incorporated

   Airguide Instrument Company               Illinois
   America Outdoors, Inc. (3)                Alabama
   Jack Wolfskin International Ltd.          United Kingdom
        Jack Wolfskin Adventure Equipment
          Ltd.                               United Kingdom
   Johnson Beteiligungsgesellschaft mbH      Germany
        Jack Wolfskin Ausrustung fur
           Draussen GmbH                     Germany
        Johnson Outdoors V mbH               Germany
        Scubapro Taucherauser GmbH           Germany
   Johnson Leisure Incentives, Inc.          Delaware
   Johnson Worldwide Associates Australia
      Pty. Ltd.                              Australia
   Johnson Worldwide Associates Canada Inc.  Canada
   JWA Europe, S.A.                          France
   Mitchell Sports, S.A.                     France
        Mitchell France, S.A.                France
             Distribution Moderne De
               Marques (4)                   France
        Mitchell Holland BV                  Netherlands
        Mitchell U.K. Ltd.                   United Kingdom
   Old Town Canoe Company                    Delaware
   Plastimo Manufacturing (UK) Ltd. (5)      United Kingdom
   Plastimo, S.A.                            France
        Plastimo Espana, S.A.Spain           Spain
        Plastimo Holland BV                  Netherlands
        Plastimo Nordic AB                   Sweden
             Scubapro Sweden AB              Sweden
   Under Sea Industries, Inc.                Delaware
        Scubapro Asia, Ltd.                  Japan
        Scubapro Espana, S.A.(4)             Spain
        Scubapro Eu AG                       Switzerland
        Scubapro Europe Benelux              Belgium
        Scubapro Europe S.R.L.               Italy
             Scubapro Italy S.R.L.           Italy
        Scubapro Norge, AS                   Norway
        Scubapro Taucherausrustungen         Austria
            Gesellschaft GmbH
        Scubapro (U.K.) Ltd.(5)              United Kingdom


   (1) Unless otherwise indicated in brackets, each company does business only under its legal name.
   (2) Unless otherwise indicated by footnote, each company is a wholly-owned subsidiary of Johnson Worldwide Associates, Inc. (through direct or indirect ownership).
   (3)  Percentage of stock owned is 95%.
   (4)  Percentage of stock owned is 98%.
   (5)  Percentage of stock owned is 99%.